CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam New York Tax Exempt Income Fund:

We consent to the use of our report dated January 14, 2010 to the Putnam New York Tax Exempt Income Fund, included herein, and to the references to our firm under the captions “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP
Boston, Massachusetts
March 24, 2010